UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): September 9, 2005

                    The St. Paul Travelers Companies, Inc.
            (Exact name of registrant as specified in its charter)


            Minnesota                001-10898                41-0518860
(State or other jurisdiction     (Commission File          (IRS Employer
       of incorporation)              Number)          Identification Number)

              385 Washington Street
              Saint Paul, Minnesota                     55102
   (Address of principal executive offices)           (Zip Code)

                                (651) 310-7911
                        (Registrant's telephone number,
                             including area code)

                                Not Applicable
         (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 7.01  Regulation FD Disclosure.

Property and Physical Damage Reinsurance

In light of the number of inquiries received following Hurricane Katrina, The St. Paul Travelers Companies, Inc. (the "Company") is providing the following additional detail regarding its property and physical damage reinsurance program.

The Company has property and other physical damage treaties that, subject to certain limitations and aggregate limits contained in the treaties, limit its Commercial and Specialty loss exposure to $15 million per individual insured property. For certain of these risks, the Company also has facultative and other treaty reinsurance that reduces its loss exposure to less than $15 million per individual insured property.

In addition, the Company has a corporate-wide General Catastrophe Reinsurance Treaty (the "Treaty") with nonaffiliated reinsurers to mitigate its loss exposure resulting from a single occurrence. The Treaty covers the Company's property and other physical damage insurance coverages, including U.S. located insurance coverages underwritten by the Company's Lloyd's operations. For the accumulation of such losses arising out of a single occurrence, the Treaty covers approximately 62% of total losses between $750 million and $1 billion and approximately 72% of total losses between $1 billion and $2 billion. The Treaty includes a mandatory reinstatement clause that, to the extent the Treaty is utilized, provides coverage for one additional occurrence for further consideration. The Treaty excludes nuclear, chemical and biochemical losses for domestic terrorism and all terrorism losses as defined by the Terrorism Risk Insurance Act of 2002. The Treaty also excludes insurance coverages underwritten in the United Kingdom, Republic of Ireland, and non-U.S. located coverages underwritten by the Company's Lloyd's operations, where separate catastrophe coverage is purchased locally and generally results in significantly lower net loss exposure levels than in the General Catastrophe agreement.

The Company conducts an ongoing review of its risk and catastrophe coverages and makes changes it deems appropriate. For additional information concerning reinsurance, see the section titled "Reinsurance" in the Company's Form 10-K for the fiscal year ended December 31, 2004.




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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934,the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 9, 2005               THE ST. PAUL TRAVELERS COMPANIES, INC.

                                       By:  /s/ Bridget M. Healy
                                            -----------------------------------
                                            Name:  Bridget M. Healy
                                            Title: Senior Vice President